EX-35.2
CERTIFICATION

Solely with respect to the Sawgrass Mills Mall Portfolio Pari Passu Companion Loan held by J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-CIBC20 Commercial Mortgage Pass-Through Certificates Series 2007-CIBC20 (the "Trust") and serviced under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP12 Commercial Mortgage Pass-Through Certificates Series 2007-LDP12 Pooling and Servicing Agreement (the "Pooling and Servicing Agreement")
Annual Compliance Statement per PSA Section 11.09


I, Michael F. Cocanougher, on behalf of J.E. Robert Company, Inc., as special servicer (the "Certifying Servicer"), certify to J.P. Morgan Chase Commercial Mortgage Securities Corp. and its officers, directors and affiliates, solely with respect to the Sawgrass Mills Mall Portfolio Pari Passu Companion Loan held by J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-CIBC20
Commercial Mortgage Pass-Through Certificates Series 2007-CIBC20 and serviced under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP12 Commercial Mortgage Pass-Through Certificates Series 2007-LDP12 Pooling and Servicing Agreement, and with the knowledge and intent that they will rely upon this certification, that:

1. I have reviewed the Certifying Servicer's activities during the preceding calendar year or portion thereof and the Certifying Servicer's performance under the Pooling and Servicing Agreement; and

2. To the best of my knowledge, based on my review, the Certifying Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects throughout such year or portion thereof.

Date: March 4, 2008

J.E. ROBERT COMPANY, INC.

By: /s/ Michael F. Cocanougher
Michael F. Cocanougher
Director


(page)


Compliance Certification, Section 11.09
Solely with respect to the Sawgrass Mills Mall Portfolio Pari Passu Companion Loan held by J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-CIBC20 Commercial Mortgage Pass-Through Certificates Series 2007-CIBC20 (the "Trust") and serviced under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP12 Commercial Mortgage Pass-Through Certificates Series 2007-LDP12 Pooling and Servicing Agreement
March 4, 2008


With copies to:

J.P. Morgan Chase Commercial Mortgage Securities Corp.
ATTN: Dennis Schuh, Vice President
270 Park Avenue, 10th Floor
New York, NY 10017